SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report	September 7, 2005
(Date of earliest event reported)	September 7, 2005

Landmark Bancorp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-20878	43-1930755
(Commission File Number)	(I.R.S. Employer Identification Number)

800 Poyntz Avenue, Manhattan, Kansas	66502
(Address of principal executive offices)	(Zip Code)

(785) 565-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 FR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On September 7, 2005, Landmark Bancorp, Inc., a Delaware corporation (“Landmark”), announced the execution of an Agreement and Plan of Merger (the “Merger Agreement”) with First Manhattan Bancorporation, Inc., a Kansas corporation (“First Manhattan”), which provides for the merger of First Manhattan with a wholly-owned subsidiary of Landmark.  In connection with the Merger Agreement, Landmark entered into a voting agreement with all of the stockholders of First Manhattan pursuant to which they agreed to vote the shares of First Manhattan common stock they own in favor of the merger.  The voting agreement covers all of the outstanding shares of First Manhattan common stock.

A copy of a Press Release, dated September 7, 2005, issued by Landmark and First Manhattan relating to the merger is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits

(a)                                Financial Statements of Business Acquired.

None.

(b)                               Pro Forma Financial Information.

None.

(c)                                Exhibits.

99.1  Press Release, dated September 7, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDMARK BANCORP, INC.

Dated: September 7, 2005	By:	/s/ Mark A. Herpich
Mark A. Herpich
Vice President, Secretary, Treasurer and Chief Financial Officer